EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST 2004

OPERATIONAL PERFORMANCE

HOUSTON, September 1, 2004 - Continental Airlines (NYSE: CAL) today reported an August consolidated (mainline plus regional) load factor of 81.6 percent, 0.5 points above last year's August consolidated load factor. The carrier reported a mainline load factor of 82.6 percent, 0.4 points above last year's August mainline load factor and a domestic mainline load factor of 82.5 percent, 0.3 points above August 2003. All three were operational records for August. In addition, the airline had an international mainline August load factor of 82.7 percent, 0.4 points above August 2003.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 81.3 percent and a mainline completion factor of 99.7 percent. Continental also recorded 17 days with a 100 percent completion factor, an all-time monthly record for the carrier.

In August 2004, Continental flew 7.0 billion consolidated revenue passenger miles (RPMs) and 8.5 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 9.1 percent and a capacity increase of 8.4 percent as compared to August 2003. In August 2004, Continental flew 6.3 billion mainline RPMs and 7.6 billion mainline ASMs, resulting in a traffic increase of 7.2 percent and a capacity increase of 6.8 percent as compared to August 2003. Domestic mainline traffic was 3.5 billion RPMs in August 2004, up 0.7 percent from August 2003, and domestic mainline capacity was 4.3 billion ASMs, up 0.3 percent from August 2003.

Beginning this month, Continental will provide estimated and historical consolidated year-over-year passenger revenue per available seat mile (RASM) results, since the company purchases all of the regional jet capacity operated as Continental Express and is responsible for the revenue generation of that capacity. To aid in comparisons, this month's tables provide historical data for both consolidated and mainline year-over-year RASM.

For the month of August 2004, consolidated passenger RASM is estimated to have decreased between 0.5 and 1.5 percent compared to August 2003, while mainline RASM is estimated to have decreased between 1.0 and 2.0 percent. For July 2004, consolidated RASM increased 2.9 percent compared to July 2003 and mainline RASM increased 2.8 percent.

Continental's regional operations (Continental Express) set a record August load factor of 73.6 percent, 2.9 points above last year's August load factor. Regional RPMs were 692.2 million and regional ASMs were 940.1 million in August 2004, resulting in a traffic increase of 29.1 percent and a capacity increase of 23.9 percent versus August 2003.

Continental Airlines is the world's sixth-largest airline with more than 2,900 daily departures throughout the Americas, Europe and Asia. Continental serves 149 domestic and 119 international destinations - more than any other airline in the world - and nearly 200 additional points are served via codeshare partner airlines. With 42,000 employees, the airline has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 51 million passengers per year. In 2004, Continental has earned awards and critical acclaim for both its operation and its corporate culture. FORTUNE ranks Continental one of the 100 Best Companies to Work For in America, an honor it has earned for six consecutive years, and also ranks Continental as the top airline in its Most Admired Global Companies in 2004.

The carrier won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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PRELIMINARY TRAFFIC RESULTS
AUGUST	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	3,514,679	3,491,797	0.7 Percent

International	2,762,371	2,361,480	17.0 Percent
Transatlantic	1,402,377	1,118,696	25.4 Percent
Latin America	861,273	762,133	13.0 Percent
Pacific	498,721	480,651	3.8 Percent

Mainline	6,277,051	5,853,277	7.2 Percent

Regional	692,249	536,252	29.1 Percent

Consolidated	6,969,300	6,389,530	9.1 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,261,166	4,249,665	0.3 Percent

International	3,339,584	2,868,545	16.4 Percent
Transatlantic	1,643,482	1,303,795	26.1 Percent
Latin America	1,058,403	928,334	14.0 Percent
Pacific	637,699	636,417	0.2 Percent

Mainline	7,600,750	7,118,210	6.8 Percent

Regional	940,072	758,477	23.9 Percent

Consolidated	8,540,823	7,876,687	8.4 Percent

PASSENGER LOAD FACTOR
Domestic	82.5 Percent	82.2 Percent	0.3 Points

International	82.7 Percent	82.3 Percent	0.4 Points
Transatlantic	85.3 Percent	85.8 Percent	(0.5) Points
Latin America	81.4 Percent	82.1 Percent	(0.7) Points
Pacific	78.2 Percent	75.5 Percent	2.7 Points

Mainline	82.6 Percent	82.2 Percent	0.4 Points

Regional	73.6 Percent	70.7 Percent	2.9 Points

Consolidated	81.6 Percent	81.1 Percent	0.5 Points

CARGO REVENUE TON MILES (000)
Total	81,991	73,136	12.1 Percent

YEAR-TO-DATE	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	25,650,581	24,505,356	4.7 Percent

International	18,755,614	15,321,261	22.4 Percent
Transatlantic	8,769,344	6,915,358	26.8 Percent
Latin America	6,093,617	5,448,822	11.8 Percent
Pacific	3,892,653	2,957,081	31.6 Percent

Mainline	44,406,195	39,826,617	11.5 Percent

Regional	4,869,918	3,655,931	33.2 Percent

Consolidated	49,276,113	43,482,548	13.3 Percent

AVAILABLE SEAT MILES (000)
Domestic	33,045,254	31,724,702	4.2 Percent

International	24,032,745	20,769,403	15.7 Percent
Transatlantic	10,903,922	9,105,082	19.8 Percent
Latin America	8,138,976	7,246,136	12.3 Percent
Pacific	4,989,847	4,418,185	12.9 Percent

Mainline	57,077,999	52,494,105	8.7 Percent

Regional	6,864,610	5,385,745	27.5 Percent

Consolidated	63,942,609	57,879,850	10.5 Percent

PASSENGER LOAD FACTOR
Domestic	77.6 Percent	77.2 Percent	0.4 Points

International	78.0 Percent	73.8 Percent	4.2 Points
Transatlantic	80.4 Percent	76.0 Percent	4.4 Points
Latin America	74.9 Percent	75.2 Percent	(0.3) Points
Pacific	78.0 Percent	66.9 Percent	11.1 Points

Mainline	77.8 Percent	75.9 Percent	1.9 Points

Regional	70.9 Percent	67.9 Percent	3.0 Points

Consolidated	77.1 Percent	75.1 Percent	2.0 Points

CARGO REVENUE TON MILES (000)
Total	664,792	607,108	9.5 Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
AUGUST	2004	2003	Change
On-Time Performance[1]	81.3%	79.8%	1.5 Points
Completion Factor[2]	99.7%	99.7%	- Points

YEAR-TO-DATE	2004	2003	Change
On-Time Performance[1]	77.5%	82.8%	(5.3) Points
Completion Factor[2]	99.6%	99.4%	0.2 Points

July 2004 consolidated breakeven load factor[3,4]			78.4 Percent
August 2004 estimated year-over-year consolidated RASM change			(1.5)-(0.5) Percent
August 2004 estimated year-over-year mainline RASM change			(2.0)-(1.0) Percent
August 2004 estimated average price per gallon of fuel, including fuel taxes			1.20 Dollars
August 2004 estimated consolidated breakeven load factor[3,5]			81 Percent
August 2004 actual consolidated load factor[6]			81.6 Percent
September 2004 estimated consolidated breakeven load factor[3,5]			88 Percent

YEAR-OVER-YEAR CONSOLIDATED RASM
	2003 vs. 2002	2003 vs. 2001
July	6.7 Percent	2.8 Percent
August	5.5 Percent	3.0 Percent
September	7.2 Percent	21.6 Percent
October	6.7 Percent	17.7 Percent
November	7.0 Percent	6.3 Percent
December	2.3 Percent	14.0 Percent
	2004 vs. 2003	2004 vs. 2002
January	1.7 Percent	6.1 Percent
February	(1.0) Percent	(0.3) Percent
March	6.1 Percent	(4.2) Percent
April	3.8 Percent	4.8 Percent
May	(2.0) Percent	1.5 Percent
June	1.9 Percent	4.1 Percent
July	2.9 Percent	9.8 Percent
August (estimated)	(1.5)-(0.5) Percent	4.0-5.0 Percent

YEAR-OVER-YEAR MAINLINE RASM
	2003 vs. 2002	2003 vs. 2001
July	4.9 Percent	0.7 Percent
August	4.4 Percent	1.5 Percent
September	5.3 Percent	16.7 Percent
October	4.4 Percent	14.1 Percent
November	5.5 Percent	3.7 Percent
December	1.7 Percent	12.0 Percent
	2004 vs. 2003	2004 vs. 2002
January	0.9 Percent	4.5 Percent
February	(2.5) Percent	(2.9) Percent
March	4.9 Percent	(7.4) Percent
April	3.1 Percent	2.1 Percent
May	(3.0) Percent	(1.1) Percent
June	1.3 Percent	1.6 Percent
July	2.8 Percent	7.8 Percent
August (estimated)	(2.0)-(1.0) Percent	2.0-3.0 Percent

1 Department of Transportation Arrivals within 14 minutes

2 Mainline Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Expenses related to net fair market value adjustment of trading securities for 1.4 percentage points.

5 Charge related to MD-80 aircraft retirements accounts for 1 percentage point in both August and September.

6 Includes Continental Airlines and Continental Express.

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